SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 16, 2016

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, Florida 33131

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02: Appointment of Officer

On September 17, 2015 our prior auditor, Terry Johnson was denied the privilege of practicing before the Securities and Exchange Commission as an accountant. As a result of this, we were required to engage new accountants. Even though Mr. Johnson’s sanctions had nothing to do with our prior audits we were forced to re-audit our financial statements for the fiscal year ended September 30, 2014. Since our new auditors were required to audit our financial statements for the fiscal years ended September 30, 2014 and September 30, 2015 we were unable to timely file our annual report on form 10K for the year ended September 30, 2015.

Since we completed our merger with Next Group Holdings, Inc. on December 31, 2015 our new management is not familiar with our operations prior to the merger they are not able to sign our 10K or provide the necessary certifications. Accordingly, in order to permit us to file our 10K, we have appointed our former Chief Financial Officer, Kenneth Wiedrich, as an interim vice president and Chief Financial Officer solely for the purpose of signing the form 10K and providing the required certifications. Mr. Wiedrich’s appointment will end upon the filing of our 10K for the fiscal year ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2016	NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer